Exhibit 4.5(d)
                                                   --------------

                        AMENDMENT NO. 3 TO
             EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
            FOR EMPLOYEES OF ATMOS ENERGY CORPORATION
              AS RESTATED EFFECTIVE JANUARY 1, 1991



     WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore adopted the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
FOR EMPLOYEES OF ATMOS ENERGY CORPORATION AS RESTATED EFFECTIVE
JANUARY 1, 1991 (the "Plan"); and
     WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided in order to obtain a favorable determination letter from the Internal Revenue Service with respect to the Plan;
     NOW, THEREFORE, ATMOS ENERGY CORPORATION does hereby amend the Plan as follows, effective January 1, 1994, unless otherwise specified herein:
     1. Section 2.01(j) of the Plan shall be amended to be and read as follows:
     "(j) COMPENSATION: The total of all amounts paid to a Participant by the Employers for personal services as reported on the Participant's Federal Income Tax
          Withholding Statement (Form W-2), including any amounts excluded from such reporting pursuant to Section 125 or 401(k) of the Code, but excluding (i) expense reimbursements, (ii) bonuses, (iii) any contributions made under this Plan, any other plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such Sections 125 and 401(k)), and (iv) other special payments of any kind; provided, however, that for purposes of determining benefits hereunder, the total Compensation of a Participant to be taken into account for a given Year shall not exceed $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) for Plan Years beginning after 1988 and before 1994, and $150,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) for Plan Years beginning after 1993;
          provided, further, that for purposes of allocating discretionary Employer contributions made pursuant to
          Section 4.01(c) hereof for the Year in which a Participant begins or resumes Participation,
          Compensation before his Participation began or resumed shall be disregarded. In applying the $150,000 and $200,000 limitations described above, in the case of a Highly Compensated Employee who is subject to the aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner of the Employer or one of the 10 highest paid Highly
          Compensated Employees, such Highly Compensated Employee





          and his Family Members shall be treated as a single Participant; provided, however, that "Family Member" shall mean only the Participant's spouse and any lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of these rules, the limitation is exceeded, then the limitation shall be prorated among the Participant and Family Members in proportion to the Compensation of each prior to the application of the limitation."

     2. Effective January 1, 1987, Section 2.01(v) of the Plan is amended to be and read as follows:
     "(v) HIGHLY-COMPENSATED EMPLOYEE: An individual described in Section 414(q) of the Code and Treasury Department regulations thereunder. Generally, a Participant or Former Participant is considered a Highly Compensated Employee if during the determination year (the Plan Year for which the determination is being made) or the look-back year (the 12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year):

          (1) Such Participant or Former Participant was a "five percent owner" as defined in Section
               416(i)(1)(A)(iii) of the Code.

          (2) Such Participant or Former Participant received Compensation from the Employers in excess of $75,000 (as adjusted by the Secretary of Treasury at the same time and in the same manner as under
               Section 415(d) of the Code) during the look-back year.

          (3) Such Participant or Former Participant received Compensation from the Employers in excess of $50,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code) during the look-back year and was in the top-paid group of Employees for the look-back year. An Employee is in the top-paid group of Employees for any look-back year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the look-back year.

          (4) Such Participant or Former Participant was an officer as defined in Section 416(i) of the Code during the look-back year and received Compensation greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. If no officer received Compensation greater than fifty percent (50%) of the dollar limitation in effect under Section






               415(b)(1)(A) of the Code, the highest paid officer shall be treated as a Highly Compensated Employee. For this purpose, no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers.

          (5) Such Participant or Former Participant is described in the foregoing paragraphs (2), (3) or
               (4) during the determination year (rather than the look-back year) and is one of the 100 employees who receive the most Compensation from the Employer during the determination year.

          For purposes of this paragraph (v), the determination of Compensation shall be made without regard to Sections 125, 402(a)(8), and 402(h)(1)(B) of the Code and, in the case of Employer contributions made pursuant to Section 4.01(a) hereof, without regard to
          Section 403(b) of the Code, and the Company and Affiliates shall be treated as a single employer. The Company may make a uniform election with respect to all plans of the Company to apply a calendar year calculation, as permitted by Treasury Department regulations under Section 414(q) of the Code."

     3. Effective January 1, 1994, the last sentence of Section 3.02(b) of the Plan is amended to be and read as follows:
     "An Employee who completes a year of Service and, prior to Participation hereunder, incurs a Severance from Service shall, upon re-employment, be credited with such prior year of Service and be entitled to commence Participation as of the later of (i) the date as of which such Employee would have commenced Participation under Section 3.01(c) if he had not incurred a Severance from Service or (ii) his Re-employment Commencement Date."

     4. Effective January 1, 1987, Section 4.01(b)(2) of the Plan shall be amended to be and read as follows:
     "(2) Discrimination Tests.  The discrimination tests of
          Section 401(m) of the Code are satisfied in the following manner: Each Year, (i) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does






          not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated
          Employees by more than two (2) percentage points.

          In any Plan Year in which the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the contribution rate of the Highly Compensated Employee with the highest contribution rate is reduced to the extent necessary to satisfy the Average Contribution Percentage limitation set forth above or cause such contribution rate to equal the contribution rate of the Highly Compensated Employee with the next highest contribution rate. This leveling process is repeated until the Average Contribution Percentage limitation set forth above is satisfied. Contributions in excess of that amount determined on the basis of the reduced contribution rate hereunder shall be considered "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder).

          For purposes of this subparagraph (2), an Eligible Participant's "Contribution Percentage" shall mean the ratio (expressed as a percentage calculated to the nearest one-hundredth percentage), of the sum of the Matching Employer Contributions under the Plan on behalf of the Eligible Participant for the Year to such Eligible Participant's Compensation for the Year. For purposes of calculating the Contribution Percentage of an Eligible Participant, Matching Employer Contributions shall be taken into account for a Year only if made on account of the Eligible Participant's Salary Reduction Contributions, allocated to the Participant's account as of a date within the Year in accordance with Treasury Department regulations under Code Section 401(m), and actually paid over to the Trust by the end of the following Year. The Contribution Percentage of an Eligible Participant who has no Matching Employer Contributions allocated to his Matching Employer Contribution Account for the Year shall be zero (0). "Eligible Participant" shall mean any Employee who is directly or indirectly authorized under the terms of the Plan to have Matching Employer Contributions allocated to his Matching Employer Contribution Account for the Year, and shall include any Employee who is eligible to make Salary Reduction Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate, or who is not eligible to have Matching Employer Contributions allocated to his Matching Employer Contribution Account due to the limitation on Additions set forth in Section 5.03






          hereof. The "Average Contribution Percentage" is the average (expressed as a percentage calculated to the nearest one-hundredth percentage) of the Contribution
          Percentages of all Eligible Participants.

          In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this subparagraph (2) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two
          (2) or more plans of the Employers to which matching contributions are made then all such contributions shall be aggregated for purposes of this subparagraph
          (2).

          For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee subject to the aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the 10 highest paid Highly Compensated Employees during the Year in question, the Matching Employer Contributions and Compensation of such Participant shall include the Matching Employer Contributions and Compensation of Family Members, but such Family Members shall be disregarded in determining the Contribution Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. For purposes of this Section and Section 4.03(e), "Family Member" shall mean, with respect to a Highly Compensated Employee, such Highly Compensated Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. Any "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) determined under these aggregation rules and the leveling process described above shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

          Any "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder), together with the income allocable thereto, shall be distributed (or, if not vested, forfeited) to the Participant within two and one-half (2-1/2) months of the beginning of the subsequent Plan Year.

          The income allocable to an "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of






          the Code and Treasury Department regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Matching Employer Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) for the Participant, as determined above, and the denominator of which is the balance of the Participant's Matching Employer Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

          Under Treasury Department regulations, the Committee may, in its sole discretion, elect to take contributions to a Participant's Salary Reduction Contribution Account into account in computing the Average Contribution Percentage. However, in such a case, the Actual Deferral Percentage tests under
          Section 4.03(e) must still be computed and met separately, and in connection therewith, no aggregation with Matching Employer Contributions shall be permitted.

          Alternatively, the Employer may, in its sole discretion, elect to make qualified nonelective contributions that would, in combination with Matching Employer Contributions under the Plan, satisfy the limitation set forth above. Such qualified nonelective contributions shall be subject to the vesting requirements under Section 6.03 hereof and the distribution requirements applicable to Salary Reduction Contributions under Sections 6.01 through 6.04, 6.06, and 12.04 hereof, without regard to whether such contributions are taken into account as Matching Employer Contributions hereunder. Such contributions shall be maintained in a subaccount of a Participant's Matching Employer Contribution Account, separate and apart from a subaccount relating to qualified nonelective contributions made under Section 4.03(d).

          Effective January 1, 1989, in order to prevent the multiple use of the alternative limitations described in (ii) above and in Section 4.03(e)(ii) hereof, the limitation on the multiple use of alternative limitations described in Treasury Department regulations promulgated under Section 401(m) of the Code is specifically incorporated herein and shall apply to reduce the deferral rate or contribution rate of those Eligible Participants who are Highly Compensated Employees, as described above and in
          Section 4.03(e), so that there is no multiple use of said alternative limitations. Any "excess






          contribution" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) resulting from a reduction in deferral rate shall be distributed in accordance with
          Section 4.03(d), and any "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) resulting from a reduction in contribution rate shall be distributed in accordance with this Section. In lieu of said reduction, the Employer may make such additional contributions as described in this Section and Section 4.03(d) hereof, in the manner and to the extent provided under Treasury Department regulations promulgated under Sections 401(k) and 401(m) of the Code, so as to comply with the limitation on the multiple use of alternative limitations."

     5. Effective January 1, 1987, Section 4.03(d) of the Plan is amended to be and read as follows:
     "(d) An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant's Additions for any Year will not exceed the limitation of Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to Section 4.01 hereof are fully deductible by the Employer for Federal income tax purposes, (iii) to ensure that a Participant's Salary Reduction Contributions do not exceed the limitation of
          Section 4.02 hereof relating to "excess deferrals" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder), or (iv) to ensure that the discrimination tests of Sections 401(k) and 401(m) of the Code are met for such Year.

          In any case in which such discrimination tests are not met for a Year, the Employer may, in the alternative,
          (i) direct the Trustee to distribute "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder), together with the income allocable thereto, but first reduced by any "excess deferrals" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder) previously distributed pursuant to Section
          4.02 hereof for the taxable year ending within the Plan Year, to the Participant on whose behalf such contributions were made within two and one-half (2-1/2) months of the beginning of the subsequent Year, provided that any Matching Employer Contribution (whether vested) that relates to "excess contributions" that are distributed to a Participant shall be forfeited to the extent required under Section 401(a)(4) of the Code and shall be reallocated in






          accordance with Section 5.02(c), or (ii) make such additional qualified nonelective contributions to the Salary Reduction Contribution Accounts of Participants who are Non-Highly Compensated Employees as to cause such tests to be satisfied.

          The income allocable to an "excess contribution" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Salary Reduction Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) of the Participant, as determined under Section 4.03(e), and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

          Qualified nonelective contributions hereunder shall be subject to the vesting requirements under Section 6.03 hereof and the distribution requirements applicable to Salary Reduction Contributions under Sections 6.01 through 6.04, 6.06, and 12.04 hereof, without regard to which such contributions are taken into account as Salary Reduction Contributions hereunder. Such contributions shall be maintained in a subaccount of a Participant's Salary Reduction Contribution Account, separate and apart from a subaccount relating to qualified nonelective contributions made under Section 4.01(b)(2)."

     6. Effective January 1, 1987, Section 4.03(e) of the Plan shall be amended to be and read as follows:
     "(e) The discrimination tests of Section 401(k) of the Code are satisfied in the following manner: Each Year, the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall bear a relationship to the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year whereby (i) the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the excess of the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year over that of all Eligible Participants who are Non-Highly Compensated Employees for the Year shall not be more than two (2)






          percentage points, and the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2).

          In any Plan Year in which the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the deferral rate of the Highly Compensated Employee with the highest deferral rate is reduced to the extent necessary to satisfy the Actual Deferral Percentage limitation set forth above or cause such deferral rate to equal the deferral rate of the Highly Compensated Employee with the next highest deferral rate. This leveling process is repeated until the Actual Deferral Percentage limitation set forth above is satisfied. Contributions in excess of that amount determined on the basis of the reduced deferral rate hereunder shall be considered "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder).

          For purposes of this paragraph (e), the "Actual Deferral Percentage" for a specified group of Eligible Participants for a Year shall be the average of the ratios (expressed as a percentage calculated to the nearest one-hundredth percentage and determined separately for each Eligible Participant in such group) of (i) the amount of each such Eligible Participant's Salary Reduction Contributions made on behalf of the Participant for such Year, to (ii) such Participant's Compensation for the Year. For purposes of determining the Actual Deferral Percentage of an Eligible Participant, Salary Reduction Contributions of all Eligible Participants shall be taken into account for the Year if such contributions (i) relate to Compensation that would have been received during the Year (but for the deferral election) or relate to Compensation attributable to services performed during the Year that would have been received within 2-1/2 months after the close of the Year (but for the deferral election), and (ii) are allocated to the Participant's account as of a date within the Year in accordance with Treasury Regulations under Section 401(k) of the Code. The Actual Deferral Percentage of an Eligible Participant who has no Salary Reduction Contributions paid over to the Trust on his behalf for the Year shall be zero (0). The term "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have contributions allocated to his Salary Reduction Contribution Account for all or a portion of the Year, and shall include any






          Employee who is eligible to make Salary Reduction Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate, whose right to make Salary Reduction Contributions has been suspended under
          Section 6.06 hereof, or who is not eligible to have Salary Reduction Contributions allocated to his Salary Reduction Contribution Account due to the limitation on Additions set forth in Section 5.03 hereof.

          In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this paragraph (e) shall be applied by determining the Deferral Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two
          (2) or more plans of the Employers to which salary reduction contributions are made then all such contributions shall be aggregated for purposes of this paragraph (e).

          For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a Highly Compensated Employee subject to the aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the 10 highest paid Highly Compensated Employees, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members (as defined in Section 4.01(b)(2) hereof), but such Family Members shall be disregarded in determining the Actual Deferral Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. Any "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) determined under these aggregation rules and the leveling process described above shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

          Effective January 1, 1989, the provisions of Section
          4.01(b)(2) with respect to the limitation on the multiple use of the alternative limitations described in (ii) above and in Section 4.01(b)(2)(ii) shall apply in the manner provided therein."

     7. Section 5.03(a) of the Plan is amended to be and read as follows:







     "(a) Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary
          Reduction, Matching Employer Contribution Account, and
          Employer Contribution Account of a Participant for any Year shall not exceed the lesser of (1) or (2), where--

          (1) is the greater of (i) $30,000 (or such greater amount as permitted under Internal Revenue Service rulings to reflect increases in the cost-of-living) or (ii) one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; and

          (2) is 25% of the Participant's total compensation for such Year.

          For purposes of this Section 5.03, a Participant's "total compensation" includes earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employers (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of a Participant to a Simplified Employee Pension plan to the extent such contributions are deductible under
          Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludible from the gross income of the Participant); and (v) compensation for a Year in excess of $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) for Plan Years beginning after 1988 and before 1994, and $150,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) for Plan Years beginning after 1993."







     8. Effective January 1, 1987, Section 5.04(b) of the Plan shall be amended to be and read as follows:
     "(b) Minimum Allocations--Notwithstanding the provisions of
          Section 5.02(b) and (c), for any Year during which the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated in the aggregate to the Matching Employer Contribution Account and Employer Contribution Account of each Participant who is not a Key Employee shall not be less than the lesser of (i) three percent (3%) of the Participant's total compensation for the Year or (ii) the Participant's total compensation for the Year multiplied by the highest percentage obtained by dividing the amount of Employer contribution allocated in the aggregate to the Salary Reduction Contribution Account, Matching Employer Contribution Account, and the Employer Contribution Account of any Key Employee for the Year by so much of the total compensation of such Key Employee for the Year as does not exceed $200,000 (as automatically increased in accordance with Treasury Regulations) for Years before 1994 and $150,000 (as automatically increased in accordance with Treasury Regulations) for Years beginning after 1993; provided, however, that the requirements of this paragraph (b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by the Employer; provided, further, that the minimum allocations required herein shall be offset by any minimum benefit provided under a defined benefit plan maintained by an Employer."

     9. Effective for stock acquired after 1986, Section 6.04(a) of the Plan is amended to be and read as follows:
     "(a) In General--Payment of a Participant's benefits shall commence as soon as practicable after the date on which the Committee determines the final balances in such Participant's accounts; provided that the Participant must consent to a distribution prior to the date specified below where the value of his account balances exceeds $3,500. However, and notwithstanding anything to the contrary herein contained, payment of a Participant's benefits must commence no later than the earliest of: (i) except to the extent that Section 1121(d)(4) of the Tax Reform Act of 1986 provides otherwise, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2); (ii) if the Participant so elects in writing with respect to Company Stock acquired after 1986, one year after the latest of the close of the Year in which the Participant terminates employment due to attainment of normal retirement, Disability or death or which is the fifth Year following the Year in which the Participant otherwise terminates employment; or (iii) the 60th day after the






          latest of the close of the Year in which the Participant attains age sixty-five (65), in which occurs the date ten years after the date the Participant first commenced Participation in the Plan, or in which the Participant incurs a Severance from Service. A benefit payment to a Participant prior to his attainment of age 59-1/2 shall require the Participant's approval, prior to which the Participant shall have been advised by the Committee that an additional income tax may be imposed equal to ten percent (10%) of the portion of the amount so received which is included in his gross income for the taxable year of receipt unless, among others, (i) such distribution is made on account of death or Disability,
          (ii) such distribution is part of a scheduled series of substantially equal periodic payments for the life of the Participant (or the joint lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the joint life expectancies of the Participant and his Beneficiary), (iii) such distribution is used to pay medical expenses to the extent deductible under Section 213 of the Code (determined without regard to whether the Participant itemizes deductions), (iv) such distribution is made to an alternate payee pursuant to a "qualified domestic relations order" described in Section 9.03 hereof, or
          (v) such distribution is made to a Participant by reason of "early retirement." For purposes of the preceding sentence, a Participant who terminates employment on or after his attainment of age 55 for reasons other than death, Disability or normal retirement shall be treated as having separated from service by reason of "early retirement." Subject to the provisions of paragraph (b) of this Section, the Participant's benefits shall in all events be distributed in a lump sum.

          Distributions hereunder to Participants, Former Participants or Beneficiaries may be in the form of Company Stock or cash, as determined by the Committee; provided, however, that except to the extent that a distribution is attributable to that portion, if any, of a Participant's account balances invested, pursuant to Section 7.04 hereof, in the Diversified Fund described in Section 7.05 hereof, any such distributee shall have the right to demand that distribution be made to him in the form of Company Stock and shall have been given written notification of such right by the Committee prior to the date of any cash distribution to him; provided further, that fractional shares shall, in all events, be paid in cash. In the event that the Articles of Incorporation or bylaws of the Company are amended to restrict the ownership of substantially all outstanding shares of Company Stock to Employees and/or to the Trust Fund, then distributions hereunder to






          Participants, Former Participants and Beneficiaries shall, in all events, be in the form of cash.

          Unless the Participant elects otherwise, such Participant's accounts consisting of Company Stock acquired after 1986 shall be distributed in a form providing no more than substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant whose accounts consisting of Company Stock acquired after 1986 exceed $500,000 (as automatically increased in accordance with Treasury Regulations to reflect cost-of-living adjustments), five (5) years, plus an additional one (1) year (up to an additional five (5) years) for each $100,000 (as automatically increased in accordance with Treasury Regulations to reflect cost-of-living adjustments) or fraction thereof by which the balance exceeds $500,000 (as automatically increased in accordance with Treasury Regulations to reflect cost-of-living adjustments). For purposes of this Section 6.04, a Participant's accounts shall not include Company Stock acquired with the proceeds of an Exempt Loan until the last day of the Plan Year in which such Exempt Loan is repaid in full."

     10. Effective for distributions made from the Plan on or after January 1, 1993, Section 6.04 of the Plan is amended by adding the following new subsection (c) to the end thereof:
     "(c) Direct Rollovers--Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.04(c), the following terms shall have the following meaning.

          (1) `Eligible rollover distribution' means any distribution of all or any portion of the balance to the credit of the distributee, except (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income.






          (2) `Eligible retirement plan' means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that will accept the distributee's eligible rollover distribution; provided, however, that in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan includes only an individual retirement account or individual retirement annuity.

          (3) `Distributee' means the Participant and, with respect to the interest of such spouse or former spouse, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

          (4) `Direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee."

     11. Section 7.01 of the Plan is amended by adding the following sentence to the end thereof:
     "The earnings attributable to any amount to be returned pursuant to this Section may not be distributed to the Employer, but losses attributable thereto must reduce the amount to be returned to the Employer."

     12. Effective for stock acquired after 1986, Section 7.02(e) of the Plan is amended to be and read as follows:
     "(e) If Company Stock is readily tradable on an established securities market, the price to be paid by the Trustee for such Stock (whether purchased from the Company, from a shareholder of the Company, or on the open market) shall be equal to its public trading price as determined at the time of each such purchase. If Company Stock is not or ceases to be readily tradable on an established securities market, the price to be paid by the Trustee for Company Stock shall be determ